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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                  Amendment #4

                           SEC File Number: 333-120682

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BOSS MINERALS, INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

   NEVADA                 1000                   Applied For
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number)   Identification No.)
incorporation or
organization)

                               Boss Minerals, Inc.
                           Andrei Krioukov, President
                           318 Homer Street, Suite 400
                           Vancouver, British Columbia
                                 Canada V6B 2V2
                            Telephone: (604) 602-7591
                            Facsimile: (604) 602-7593
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                            Val-u-corp Services, Inc.
                         1802 N Carson Street, Suite 212
                           Carson City, Nevada, 89701
                             Telephone: 775-887-8853
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.                                  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                          |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                              |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $ 25,000        $0.01         $    25,000   $3.17
-----------------------------------------------------------------------

(1) Based on the last sales price on August 16, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


                 SUBJECT TO COMPLETION, Dated May 4, 2005.




                                   PROSPECTUS
                               BOSS MINERALS,INC.
                                2,500,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: May 4, 2005.

                                Table Of Contents
                                                                            PAGE

Summary ....................................................................  4
Risk Factors ...............................................................  5
  -  If we do not obtain additional financing, our business
     will fail .............................................................  5
  -  Because we have not commenced business operations, we face a high risk of business failure .......................................  6
  -  Because of the speculative nature of exploration of mining properties, there is substantial risk that our business
     will fail .............................................................  6
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised substantial doubt about our ability to continue as a going concern.............................  7
  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business ....................................  7
  - Because we have not surveyed the Mosquito King Claims, we may discover mineralization on the claims that is not within our claims boundaries and therefore, cannot be extracted..........................  7
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ...................................................  7
  - Because our directors own 66.66% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders ......................................... 8
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail ......................................................  8
  -  Because management has no technical experience in mineral exploration, our business has a high risk of failure...................  8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .......................  8
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock .................................................  9
Use of Proceeds ............................................................  9
Determination of Offering Price ............................................  9
Dilution ...................................................................  9
Selling Securityholders ....................................................  9
Plan of Distribution ....................................................... 12
Legal Proceedings .......................................................... 14
Directors, Executive Officers, Promoters and Control Persons................ 14
Security Ownership of Certain Beneficial Owners and Management ............. 16
Description of Securities .................................................. 16
Interest of Named Experts and Counsel ...................................... 17
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities ................................................. 18
Organization Within Last Five Years ........................................ 18
Description of Business .................................................... 18
Plan of Operations ......................................................... 25
Description of claims .................................................... 26
Certain Relationships and Related Transactions ............................. 26
Market for Common Equity and Related Stockholder Matters ................... 27
Executive Compensation ..................................................... 28
Financial Statements ....................................................... 29
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................................ 30

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral claims exploration. To date, we have not conducted any exploration on the Mosquito King claims(the "Mosquito King") located in the Kamloops Mining Division of British Columbia, Canada. We were granted an option to acquire a 100% interest in twenty mineral claims comprising the Mosquito King claims. In order to exercise the option and earn a 100% interest in the claims, we must pay the owner $5,000 by August 15, 2005 and an addition $25,000 by August 15, 2006. If we do not make these payments, we will not have any interest in the Mosquito King claims.

Our objective is to conduct mineral exploration activities on the Mosquito King claims in order to assess whether it possesses economic reserves of silver and zinc. We have not yet identified any economic mineralization on the claims. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 17, 2004, under the laws of the state of Nevada. Our principal offices are located at 400 Homer Street, Suite 318,
Vancouver,   British  Columbia,   Canada,  V6B  2V2.  Our  telephone  number  is
(604)602-7591.

The Offering:

Securities Being Offered Up to 2,500,000 shares of common stock.

Offering Price               The selling shareholders will  sell our  shares  at
                             $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The  selling  shareholders will determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering The offering will conclude when all of the 2,500,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued            7,500,000 shares of our common stock are issued and
                            outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from the sale of
                             the common stock by the selling shareholders.

Summary Financial Information


Balance Sheet Data                         December 31, 2004
                                               (unaudited)
------------------                         ------------------

Cash                                            $18,203
Total Assets                                    $18,203
Liabilities                                     $16,045
Total Stockholders' Equity                      $ 2,158

Statement of Loss and Deficit

                  From Incorporation on
           February 17, 2004 to December 31, 2004 (unaudited)

Revenue                   $     0
Net Loss and Deficit     ($37,842)



                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Mosquito King claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of May 4, 2005, we had cash in the amount of $15,145. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Mosquito King claims. While we have sufficient funds to conduct initial exploration on the claims, we will require additional financing in order to determine whether the claims contains economic mineralization and to cover our anticipated administrative costs. We will also require additional financing if the costs of the exploration of the Mosquito King claims are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for silver and zinc, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the Mosquito King claims to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We  have  not  yet  commenced   exploration   on  the  Mosquito  King  Claims.
Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 17, 2004 and to date have been involved primarily in organizational activities and the acquisition of the option in the mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Mosquito King claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of copper is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Mosquito King claims does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The Independent Auditor's Report to our audited financial statements for the period ended September 30, 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.


BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.



BECAUSE WE HAVE NOT SURVEYED THE MOSQUITO KING CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES AND THEREFORE, CANNOT BE EXTRACTED.

While we have conducted a mineral claims title search to confirm that Craig A. Lynes, the owner and optionor of the Mosquito King mineral claims, is the registered owner of such claims, this should not be construed as a guarantee of claims boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the estimated claims boundaries, it is possible that some or all of this mineralization may occur outside surveyed boundaries. In such a case, we would not have the right to extract these minerals.


IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict mineral claims exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our current exploration plans, if we proceed to commence drilling operations on the Mosquito King claims, we will incur modest regulatory compliance costs.

In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR DIRECTORS OWN 66.7% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 66.7% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Andrei Krioukov only spends approximately 18% of his business time providing his services to us. While Mr. Krioukov presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Krioukov from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. Mr. Krioukov is not involved in other business operations that are in competition with our company.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Our president, Andrei Krioukov, has significant experience with, and devotes the majority of his time to, accounting and working with public companies.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                          Selling Securityholders

The selling securityolders named in this prospectus are offering all of the 2,500,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that were exempt from registration under Regulation S of the Securities Act of 1933. These shares were acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 16, 2004.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                      Total Number
                                      Of Shares To     Total Shares   Percent
                                      Be Offered For   Owned Upon     Owned Upon
Name Of               Shares Owned    Selling          Completion     Completion
Selling               Prior To This   Shareholders     Of This        Of This
Stockholder           Offering        Account          Offering       Offering
--------------------------------------------------------------------------------

Kevin Booth               100,000         100,000         Nil         Nil
6611 Southoaks Cres.,
Suite #1105
Burnaby, BC

Shvonne Deptuck           100,000         100,000         Nil         Nil
5768 Neville Street
Burnaby, BC

Nick Twamley              100,000         100,000         Nil         Nil
5768 Neville Street
Burnaby, BC

Alvin Krishanna           100,000         100,000         Nil         Nil
6949 Fleming Street
Vancouver, BC

Mirela Sivic              100,000         100,000         Nil         Nil
7569 Humphries Court,#3
Burnaby, BC

Calvin Ng                 100,000         100,000         Nil         Nil
3451 East 51st Avenue
Vancouver, BC

Fahimeh Shakeryroushan    100,000         100,000         Nil         Nil
3550 Woodland Drive, #6
Port Coquitlam, BC

Marcy Deptuck             100,000         100,000         Nil         Nil
7249 14th Avenue, #152
Burnaby, BC

                                      Total Number
                                      Of Shares To     Total Shares   Percent
                                      Be Offered For   Owned Upon     Owned Upon
Name Of               Shares Owned    Selling          Completion     Completion
Selling               Prior To This   Shareholders     Of This        Of This
Stockholder           Offering        Account          Offering       Offering
--------------------------------------------------------------------------------
Rika Collins              100,000         100,000         Nil         Nil
6580 Marlborough Ave.,
Suite #209
Burnaby, BC

Jeremy Johnson            100,000         100,000         Nil         Nil
6580 Marlborough Ave,
Suite #209
Burnaby, BC

Nilgoun Shamsian          100,000         100,000         Nil         Nil
1215 Lansdowne Drive,
Suite #415
Coquitlam, BC

David Burns               100,000         100,000         Nil         Nil
6086 Inglewood Place
Delta, BC

Sonya Mandic           100,000       100,000          Nil          Nil
6508 Telford Avenue,
Suite #201
Burnaby, BC

Arezou Setoudegan      100,000       100,000          Nil          Nil
3550 Woodland Drive, #6
Port Coquitlam, BC

Tatjana Mandic         100,000       100,000          Nil          Nil
6508 Telford Avenue,
Suite #201
Burnaby, BC

Jelena Tintor          100,000       100,000          Nil          Nil
6444 Silver Avenue
Burnaby, BC

P. M. McElheron        100,000       100,000          Nil          Nil
190 English Bluff Road
Delta, BC

Goran Tintor           100,000       100,000          Nil          Nil
6570 Burlington Avenue,
Suite #204
Burnaby, BC

Audrey J. McElheron    100,000       100,000          Nil          Nil
190 English Bluff Road
Delta, BC

Doug Raphael           100,000       100,000          Nil          Nil
5055 Imperial Street,
Suite #101
Burnaby, BC

                                      Total Number
                                      Of Shares To     Total Shares   Percent
                                      Be Offered For   Owned Upon     Owned Upon
Name Of               Shares Owned    Selling          Completion     Completion
Selling               Prior To This   Shareholders     Of This        Of This
Stockholder           Offering        Account          Offering       Offering
--------------------------------------------------------------------------------
Sarah Needham          100,000       100,000          Nil          Nil
2557 Derbyshire Way
North Vancouver, B.C.

Monette McElheron      100,000       100,000          Nil          Nil
5558 15B Avenue, #207
Delta, BC

Kseniya Stepanova      100,000       100,000          Nil          Nil
1307 Franklin Street
Coquitlam, BC

Melanie Kumar          100,000       100,000          Nil          Nil
7143 17th Avenue
Burnaby, BC

Heather MacPherson     100,000       100,000          Nil          Nil
5620 Ewart Street
Burnaby, BC

Elizabeth Anne Rodgers 100,000       100,000          Nil          Nil
190 English Bluff Road
Tsawwassen, BC

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,500,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our shares will be quoted on the OTC Bulletin Board. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;

  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 N. Carson Street, Suite 212, Carson City, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age

Andrei Krioukov                  43
Alexei Jirniaguine               44

Executive Officers:

Name of Officer                  Age            Office
---------------------           -----           -------
Andrei Krioukov                  43             President and Chief
                                                Executive Officer

Alexei Jirniaguine               44             Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Andrei Krioukov has acted as our President, chief executive officer, and as a director since our incorporation on February 17, 2004. Mr. Krioukov graduated from the Novosibirsk State University of Architecture and Civil Engineering, located in Novosibirsk, Russia, earning his engineering degree in 1983. From 1986 to 1994, he worked as a senior manager at one of the divisions of the chemical concentrates plant in Novosibirsk, Russia.

From March 1998 to February 2000, Mr. Krioukov worked as an accountant for Braniff Management Inc., a private Vancouver, British Columbia based company that provided accounting and management services to Canadian reporting companies. From February 2000 to March 2001, he was employed as an accountant and controller for Winston Resources Ltd., a private Vancouver, British Columbia based company that provided accounting and management services to public mining companies located in Vancouver, British Columbia. From March 2001 to March 2003, Mr. Krioukov joined Amisano Hanson, Chartered Accountants, a Vancouver, British Columbia based firm where he worked as an accountant and was involved in the audit of reporting companies in Canada and United States. Since March 2003, Mr. Krioukov has provided accounting consulting services to public companies through his private consulting firm, Booksprep Consulting, Inc. based in Vancouver, British Columbia. Mr. Krioukov completed a financial management diploma program in 1996 at the British Columbia Institute of Technology located in Burnaby, British Columbia. He has also completed certified management accounting courses, but has not obtained an official accounting designation.

Mr. Krioukov does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Krioukov intends to devote approximately 18% of his business time to our affairs.

Mr. Alexei Jirniaguine has acted as our secretary, treasurer and as a director since our incorporation on February 17, 2004. Mr. Jirniaguine has a Masters degree in physical chemistry from the Novosibirsk State University located in Novosibirsk, Russia and a scientific background in this field. As a director, he participated in industrial projects in common with Institute of Catalysis of Russian Academy of Science in Novosibirsk, Russia. Mr. Jirniaguine acted as a database administrator for Sierra Systems Inc. (from August 1999 to December
1999), Internet Domain Registrars (from January 2000 to April 2000), Burnsand Inc. (from April 2000 to February 2002) and the University of British Columbia (from June 2003 to October 2004), all of which companies are located in Vancouver, British Columbia. He also acted as an Oracle/Unix consultant for ALT Database Solutions based in Port Coquitlam, British Columbia (from February 2002 to August 2002), Methanex Inc. located in Vancouver, British Columbia (from September 2002 to March 2003) and the City of Coquitlam, British Columbia (from October 2004 to present).

Mr. Jirniaguine does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Jirniaguine intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Andrei Krioukov                   2,500,000      33.33%
Stock          President, Chief
               Executive Officer
               and a Director
               #400, 318 Homer Street,
               Vancouver, B.C., Canada

Common         Alexei Jirniaguine                2,500,000      33.33%
Stock          Secretary, Treasurer
               and Director
               219 East 12th Avenue,
               Vancouver B.C., Canada

Common         All officers and directors        5,000,000      66.66%
Stock          as a group that consists of       shares
               two people

The percent of class is based on 7,500,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 4, 2005 there were 7,500,000 shares of our common stock issued and outstanding that are held by 27 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.

In order to convene a shareholder meeting, we must mail or deliver a notice of meeting to all registered shareholders at least ten days prior to the meeting. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. There is no minimum percentage of our issued stock that these two persons must hold. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Batcher & Zarcone, LLP, our legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Manning Elliott, CA's, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on February 17, 2004 under the laws of the state of Nevada. On that date, Andrei Krioukov and Alexei Jirniaguine were appointed as our directors. As well, Mr. Krioukov was appointed as our president and chief executive officer, while Mr. Jirniaguine was appointed as our secretary and treasurer.

                             Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We have an option to acquire a 100% interest in 20 mineral claims collectively known as the Mosquito King claims. There is no assurance that a commercially viable mineral deposit exists on the claims. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. In order to determine the legal feasibility of the claims, we must complete a survey of the mineral claims in order to ensure that the mineralization that we intend to exploit is within the claims boundaries. The cost of such a survey is estimated to be $25,000.

Our plan of operation is to conduct exploration work on the Mosquito King claims in order to ascertain whether it possesses economic quantities of silver and zinc. There can be no assurance that economic mineral deposits or reserves, exist on the Mosquito King claims until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the claims is economically feasible.

Even if we complete our proposed exploration programs on the Mosquito King claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.


We are not a "blank check" company as defined in Rule 419 of Regulation C of the Securities Act of 1933. Rule 419 and the corresponding adopting release define a blank check company as a company that has no specific business plan, or merely creates the appearance that it has a specific business plan.

We were incorporated for the purpose of commencing operations in the mineral claims exploration business. Contrary to the "blank check" company definition, we have a very specific business plan as outlined in our plan of operations: we have acquired an interest in the Mosquito King claims located in British Columbia and have incurred expenditures on the claims. We intend to incur exploration expenditures on the claims in order to determine whether or not it contains economic mineralization and to keep the option in good standing.

We do not have any intention of entering into a merger or acquisition within the next twelve months. We will proceed with the geologist recommended exploration programs for the Mosquito King claims and any additional recommended work based on results from such programs.


Management Experience

None of our directors has any professional training or technical credentials in the exploration, development and operation of mines. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations and ultimate financial success may suffer irreparable harm as a result. Our president, Andrei Krioukov, has significant experience with, and devotes the majority of his time to, accounting and working with public companies.


Mosquito King Property Option Agreement

On July 31, 2004, we entered into a Mineral Property Option Agreement (the "Agreement") with Rich River Exploration Ltd. and Mr. Craig A. Lynes (the "Optionors") of Grindrod, British Columbia, whereby the Optionors agreed to grant us a 100% undivided right, title and interest in total of twenty mineral claims located in the Kamloops Mining Division of British Columbia. In order to acquire a 100% interest in these claims, subject to a 2% net smelter returns royalty, we have to pay to the Optionors a total of $33,000 in the following manner:

                  (i)      $3,000 by August 25, 2004 (paid);

                  (ii)     an additional $5,000 by August 15, 2005; and

                 (iii)     an additional $25,000 by August 15, 2006.

Once we have made all of the above payments, we will be deemed to have exercised the option and will have acquired a 100% interest in the claims comprising the Mosquito King claims. Owning the claims only provides us with the right to explore for and extract minerals. We will not own any real claims interest in the claims.


A net smelter returns royalty is the percentage of money that the royalty holder would receive from the sale of minerals from the claims to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. Pursuant to the Agreement, we will only have to pay a maximum of $500,000 pursuant to the 2% net smelter returns royalty.

The Agreement also provides that if we are in default of either of the payments noted above, the Optionors cannot terminate the Agreement unless they first provide us with written notice of the default and provide us with 30 days to cure it by making the required payment.

Description, Location and Access

The Mosquito King claims are located in the Kamloops Mining Division, in south central British Columbia, approximately 100 kilometers east-northeast of the
city  of  Kamloops.   The  claims are  approximately  31  kilometers  from  the
Trans-Canada Highway and the main branch of the Canadian Pacific Railway. The Claims area is served by a network of logging roads and is accessible from a logging road that runs adjacent to Scotch Creek, about seven kilometers from the paved road.

The climate of the region is moderate, but a relatively high altitude makes the local climate colder and results in increased precipitation. Winter conditions may start as early as the end of October. Foliage found on the Mosquito King Claims primarily consists of cedar and, to a lesser extent, spruce, pine and deciduous trees.

Specifics of the claims are as follows:

 Claim Tag Numbers  No. of Claims  Units     Date of Staking    Tenure Number
 ----------------- --------------------     ----------------    -------------
       208529              20                  2002/11/17           398162

Title to the Mosquito King Claims


The Mosquito King Claims consists of twenty claims. These claims are registered in the name of Craig A. Lynes and are in good standing until November 17, 2005. If we do not complete at least $4,400 in exploration work on the claims by this date, Craig A. Lynes will no longer be the owner of the claims and we will have breached a term of our option agreement that requires us to keep the claims in good standing. In such circumstances, a third party could apply to the government to acquire the mineral exploration rights to the claims. The total area of the Mosquito King Claims is 500 acres.

A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust. We have an option to purchase a 100% interest in the claims from the Optionors. The Optionors will transfer title to the claims to us if we exercise our option.

Exploration History

In 1972, a total of 219 tons of ore were mined at the Mosquito King claims, resulting in the recovery of 173.9 kilograms of silver. In 1973, an additional 200 tons or ore were processed, yielding 22.6 kilograms of silver, 7.9 tonnes of lead, 6.1 tonnes of zinc and 42 grams of cadmium.

In 1978, Craigmont Mines Ltd. completed a program of grid emplacement and drilling on the Mosquito King claims. Grid emplacement involves dividing a portion of the claims being explored into small sections. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Government data also indicates that in 1979, mining operations on the claims resulted in the production of 218 grams of gold, 35.6 kilograms of silver, 14.8 tonnes of lead and 12.3 tonnes of zinc. However, the source of this production has not been reported.


Geological Assessment Report: Mosquito King claims

We retained Mr. Bohumil Molak, a professional geoscientist, to complete an initial evaluation of the claims and to prepare a geological summary report
on  the  Mosquito  King   claims.  Dr.  Molak  is  a  licensed  member  of the
Association of Professional Engineers and Geoscientists of British Columbia. He also holds Bachelor and Master of Science degrees in economic geology, as well as a Ph.D. in geology. Since 1970, Dr. Molak has been involved in geological research, prospecting and exploration in Slovakia, Zambia, Cuba, Guinea, Canada, Chile and Argentina.


Dr. Molak has indicated that his geological report on the claims does not comply with National Instrument 43-101, a Canadian policy that governs how companies disclose scientific and technical information about their mineral projects to the public. This policy requires that all disclosure be based on advice by a qualified geoscientist or engineer who is independent of the company and who personally visits the claims. It also imposes a requirement upon companies that are reporting in a Canadian jurisdiction to file a technical report on the property with the appropriate securities commission. These provisions are not applicable to us as we are not a reporting company in Canada and have not made any disclosure in Canada regarding the Mosquito King claims. National Instrument 43-101 includes the following provisions:

2.1 Requirements Applicable to All Disclosure - An issuer shall ensure that all disclosure of a scientific or technical nature, including disclosure of a mineral resource or mineral reserve, concerning mineral projects on a property material to the issuer is based upon a technical report or other information prepared by or under the supervision of a qualified person.

4.1 Obligation to File a Technical Report Upon Becoming a Reporting Issuer Upon first becoming a reporting issuer in a Canadian jurisdiction an issuer shall file with the regulator in that Canadian jurisdiction a current technical report for each property material to the issuer.

6.2 Personal Inspection - At least one qualified person preparing or supervising the preparation of the technical report shall inspect the property that is the subject of the technical report.

While Dr. Molak is a qualified geoscientist who is independent of us, as mentioned above, Dr. Molak was unable to complete a review of the Mosquito King claims during his October visit. National Instrument 43-101 only applies to mineral claims disclosure made in Canada. It does not have any application in the United States where all of our disclosure has been made.

Dr. Molak attended the claims during the last week of October 2004, but was unable to complete an initial geological review due to a heavy snow pack. He provided us with an initial geological report on the Mosquito King claims based on his review of existing data filed with the British Columbia government. We estimate that the claims will not be accessible due to snow accumulation until approximately May 2005.


Based on his review of data relating to the Mosquito King Claims, Dr. Molak concludes that the Mosquito King Claims warrants further exploration, given the previous discovery of significant grades of silver and zinc mineralization. He also notes that the systematic sampling program on the claims was of limited extent and modern exploration technology should be applied to the prospect. He recommends a two-phase exploration program to further evaluate the Mosquito King claims.

Phase I would consist of compiling past exploration data and sampling areas of the claims that were previously explored. Sampling consists of a consulting geologist gathering soil or pieces of rock that appear to contain precious metals such as gold and silver. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Phase II would consist of geological mapping and geophysical test surveys. Geological mapping involves plotting previous exploration data relating to the Mosquito King claims on a map in order to determine the best claims locations to conduct subsequent exploration work.

Geophysical surveying is the search for mineral deposits by measuring the physical claims of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.

Proposed Budget

Approximate costs for the recommended two phase program are as following:


Phase One:  Data Acquisition

Senior geologist:                                $1,500.00
Geological geophysical surveys:                  $1,000.00
Assays:                                            $500.00
Transportation:                                    $500.00
Geological report:                               $1,500.00
                                                 ---------

Total Phase I Costs:                             $5,000.00


Phase Two:  Geological Survey and
            Geophysical Survey


Senior geologist:                                $3,000.00
Geological geophysical surveys:                  $5,000.00
Assays:                                          $2,000.00
Transportation:                                  $1,000.00
Geological report:                               $3,000.00
Miscellaneous:                                   $1,000.00

Total Phase II Costs:                           $15,000.00
                                                ----------

Total Program Costs:                            $20,000.00
                                                ==========

The above budgets were provided to us by Dr. Bohumil Molak and are contained in his geological report respecting the Mosquito King claims. Project costs may exceed Dr. Molak's estimates.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

         -        Water discharge will have to meet water standards;

         - Dust generation will have to be minimal or otherwise re-mediated;

         - Dumping of material on the surface will have to be re-contoured and re-vegetated;

         - An assessment of all material to be left on the surface will need to be environmentally benign;

         - Ground water will have to be monitored for any potential contaminants;

         - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

         - There will have to be an impact report of the work on the local fauna and flora.

Because there will not be any significant physical disturbance to the Mosquito King claims, we will not incur any costs in complying with environmental laws during the first two planned phases of exploration on the claims. Subsequent drilling will require some remediation work, which is not expected to exceed $10,000. We will need to raise additional funds to finance any drilling program, including remediation costs. If we ever undertake any mining operations on the claims, environmental compliance costs could exceed $100,000 and involve significant earth movement and reforestation.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                               Plan Of Operations

Our plan of operation for the twelve months following the date of this prospectus is to complete the recommended phase one and two exploration programs on the Mosquito King claims consisting of re-sampling of old workings, geologic mapping, analytical and test surveys. We anticipate that the phase one program will cost approximately $5,000, while the phase two program will cost approximately $15,000. The above program cost estimates were provided to us by Dr. Bohumil Molak and are contained in his geological report respecting the Mosquito King claims. Project costs may exceed Dr. Molak's estimates.

To date, we have not commenced exploration on the Mosquito King claims. However, we did retain Mr. Bohumil Molak, a professional geologist, to complete an initial review of the claims and to provide us with a geological report respecting the claims that included exploration recommendations. For these services, we paid Dr. Molak $3,005.

We plan to commence the phase one exploration program on the Mosquito King claims in spring of 2005, as soon as weather conditions in the area permit. The program should take approximately up to a one month to complete. We will then undertake the phase two work program during the summer of 2005. This program will also take approximately one month to complete.

Following the phase two exploration, we intend to complete a drilling program on the Mosquito King claims. The estimate cost of this program is $100,000 and will take approximately three months to complete, including the collection and interpretation of all exploration data. Subject to financing, we anticipate commencing the drill program in the spring of 2006. Follow up drilling would occur in the autumn of 2006.

While weather may occasionally prevent us from accessing the Mosquito King claims in winter months, we do not expect conditions to impact our plan of operation, as we have scheduled our exploration programs during the spring, summer and autumn.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration programs.

As well, we anticipate spending an additional $12,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $32,000.

We will require additional funding in order to proceed with the proposed phase two surveys and with any subsequent recommended work on the claims. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Results Of Operations For The Period From Inception Through September 30, 2004

We have not earned any revenues from our incorporation on February 17, 2004 to September 30, 2004. We do not anticipate earning revenues unless we enter into commercial production on the Mosquito King claims, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the claims, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $26,651 for the period from our inception on February 17, 2004 to September 30, 2004. These operating expenses were comprised of office and rent of $1,886, donated management fees of $5,250, professional fees of $16,515 and mineral claims costs of $3,000.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of claims

We have an option to acquire a 100% interest, subject to a 2% net smelter returns interest, in twenty mineral claims comprising the Mosquito King claims. This interest only relates to the right to explore and extract minerals from the claims. We do not have any real claims interest in the claims.

            Certain Relationships And Related Transactions

Except as disclosed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Andrei Krioukov;
  *  Any member of the immediate family of any of the foregoing persons.

Booksprep Consulting, Inc., a private company controlled by Andrei Krioukov, our president, provides accounting services to us. During the period ended September 30, 2004, the private company charged $300 for accounting services, which were charged to operations.

Mr. Krioukov also provides management services and office premises to us. The donated services are valued at $750 per month and the donated office premises are valued at $250 per month. During the period ended September 30, 2004, donated services of $5,250 and donated rent expense of $1,750 were charged to operations.

During the period ended September 30, 2004, Mr. Krioukov also advanced $100 to us in connection with the opening of our corporate bank account. This amount is unsecured, non-interest bearing and has no fixed term of repayment.

Mr. Krioukov charged us $3,000 during the period ended September 30, 2004 for his involvement in the preparation of our registration statement on Form SB-2. We have charged this amount to operations.

All of the above arrangements with Mr. Krioukov are verbal. We do not have any written agreement with Mr. Krioukov.

            Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  27  registered
shareholders.


Rule 144 Shares

A total of 5,000,000 shares of our common stock are available for resale to the public after March 19, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 75,000 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended September 30, 2004 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                   Other Restricted Options/ LTIP Other
                            Stock * SARs payouts Comp
Name       Title  Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------
Andrei      Pres. 2004   $0     0      0        0          0      $3,300*
Krioukov    CEO &
            Dir.

Alexei      Sec.  2004   $0     0      0        0          0        0
Jirniaguine &
            Treas.

* Of this amount, $300 was paid to Booksprep Consulting, Inc., a private company owned by Mr. Krioukov, for accounting services.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

Booksprep Consulting, Inc., a private company controlled by Andrei Krioukov, our president, provides accounting services to us. During the period ended September 30, 2004, the private company charged $300 for accounting services, which were charged to operations. Mr. Krioukov provides management services and office premises to us. The donated services are valued at $750 per month and the donated office premises are valued at $250 per month. During the period ended September 30, 2004, donated services of $5,250 and donated rent expense of $1,750 were charged to operations. Mr. Krioukov has also charged us $3,000 for his role in preparing our registration statement on Form SB-2.

We do not have any employment or consulting agreement with Mr. Jirniaguine.

We do not pay Mr.Krioukov and Mr. Jirniaguine any amount for acting as a director of the Company.


Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending September 30, 2004 and unaudited interim financial statements for the period ending December 31, 2004, including:

  a. Balance SheetS;

  b. StatementS of Operations

  c. StatementS of Cash Flows; and

  d. Statement of Stockholders' Equity;

  e. Notes to Financial Statements

Boss Minerals, Inc.
(An Exploration Stage Company)
Financial Statements
(Expressed in U.S. Dollars)



                                                                          Index

Independent Auditors' Report................................................F-1

Balance Sheets..............................................................F-2

Statements of Operations....................................................F-3

Statements of Cash Flows....................................................F-4

Statement of Stockholders' Equity...........................................F-5

Notes to the Financial Statements...........................................F-6

                            [LOGO]

MANNINNG  ELLIOTT                           11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com




                          Independent Auditors' Report

To the Stockholders and Board of Directors of Boss Minerals, Inc.
(An Exploration Stage Company)

We have audited the accompanying balance sheet of Boss Minerals, Inc. (An Exploration Stage Company) as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from February 17, 2004 (Date of Inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Boss Minerals, Inc. (An Exploration Stage Company), as of September 30, 2004, and the results of its operations, cash flows and stockholders' equity for the period from February 17, 2004 (Date of Inception) to September 30, 2004, in conformity with generally accepted accounting principles used in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the early exploration stage and has losses from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Manning Elliott"

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 14, 2004

Boss Minerals, Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in U.S. Dollars)

                                                                            December 31,       September 30,
                                                                                2004                2004
                                                                             (unaudited)         (audited)
                                 Assets
Current Assets
   Cash                                                                       $   18,203         $   26,964
-----------------------------------------------------------------------------------------------------------------

Total Assets                                                                  $   18,203         $   26,964
=================================================================================================================



                  Liabilities and Stockholders' Equity

Current Liabilities
   Accounts payable                                                           $      215         $      215
   Accrued liabilities                                                            12,230             13,000
   Due to related parties (Note 4)                                                 3,600              3,400
-----------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                 16,045             16,615
-----------------------------------------------------------------------------------------------------------------


Commitment (Note 3)

Stockholders' Equity

Common Stock
   75,000,000 shares authorized, with a $0.001 par value,
   7,500,000 shares issued and outstanding                                         7,500              7,500
Additional Paid-in Capital                                                        22,500             22,500
Donated Capital (Note 4)                                                          10,000              7,000
Deficit Accumulated During The Exploration Stage                                 (37,842)           (26,651)
-----------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                                         2,158             10,349
-----------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                    $   18,203         $   26,964
=================================================================================================================

 The accompanying notes are an integral part of these financial statements

Boss Minerals, Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in U.S. Dollars)

                                                                                  From                    From
                                                      Three Months         February 17, 2004       February 17, 2004
                                                         Ended                (Inception)             (Inception)
                                                      December 31,          to September 30,        to December 31,
                                                          2004                    2004                    2004
                                                      (unaudited)              (audited)              (unaudited)
Revenue                                              $          -            $          -            $          -
-------------------------------------------------------------------------------------------------------------------------

Expenses

   Management services (Note 4)                             2,250                   5,250                   7,500
   Mineral exploration costs                                3,005                       -                   3,005
   Mineral claims costs                                       -                   3,000                   3,000
   Office and rent (Note 4)                                   876                   1,886                   2,762
   Professional fees                                        5,060                  16,515                  21,575
-------------------------------------------------------------------------------------------------------------------------

Total Expenses                                             11,191                  26,651                  37,842
-------------------------------------------------------------------------------------------------------------------------

Net Loss                                             $    (11,191)           $    (26,651)           $    (37,842)
=========================================================================================================================

Net Loss Per Share - Basic and Diluted               $            -          $       (0.01)
=================================================================================================

Weighted Average Number of Shares Outstanding           7,500,000               4,946,000
=================================================================================================

 The accompanying notes are an integral part of these financial statements

Boss Minerals, Inc.
(An Exploration Stage Company)
Statement of Cash Flows
(Expressed in U.S. Dollars)

                                                                                    From                    From
                                                        Three Months         February 17, 2004       February 17, 2004
                                                           Ended                (Inception)             (Inception)
                                                        December 31,          to September 30,        to December 31,
                                                            2004                    2004                    2004
                                                        (unaudited)              (audited)              (unaudited)
Operating Activities

   Net loss                                              $   (11,191)            $   (26,651)            $   (37,842)

  Adjustment to reconcile net loss to net cash used in operating activities

     Donated management services and rent                      3,000                   7,000                  10,000

   Changes in operating assets and liabilities

     Accounts payable and accrued liabilities                   (770)                 13,215                  12,445
---------------------------------------------------------------------------------------------------------------------------

Net Cash Used in Operating Activities                         (8,961)                 (6,436)                (15,397)
---------------------------------------------------------------------------------------------------------------------------

Net Cash Used in Investing Activities                              -                       -                       -
---------------------------------------------------------------------------------------------------------------------------

Financing Activities

   Common stock issued                                             -                  30,000                  30,000
   Advances from related parties                                 200                   3,400                   3,600
---------------------------------------------------------------------------------------------------------------------------

Net Cash from Financing Activities                               200                  33,400                  33,600
---------------------------------------------------------------------------------------------------------------------------

Increase (Decrease) in Cash                                   (8,761)                 26,964                  18,203

Cash, Beginning of Period                                     26,964                       -                       -
---------------------------------------------------------------------------------------------------------------------------

Cash, End of Period                                      $    18,203             $    26,964             $    18,203
===========================================================================================================================

Non-cash Investing and Financing Activities                        -                       -                       -
===========================================================================================================================

Supplemental Disclosure
  Interest paid                                                    -                       -                       -
  Income taxes paid                                                -                       -                       -

 The accompanying notes are an integral part of these financial statements

Boss Minerals, Inc.
(An Exploration Stage Company)
Statement of Stockholders' Equity
For the period from February 17, 2004 (Date of Inception) to December 31, 2004 (Expressed in U.S. Dollars)


                                                                                                   Deficit
                                                                                                 Accumulated
                                                                  Additional                     During the
                                          Common Shares             Paid-in       Donated        Exploration
                                       Number        Par Value      Capital       Capital           Stage            Total
Balance, February 17, 2004 (Date                             -             -              -                -                -
  of Inception)                                -   $             $              $             $                  $
Shares issued for cash
 - March, 2004 at $0.001               5,000,000         5,000             -              -                -            5,000
 - July, 2004 at $0.01                 1,400,000         1,400        12,600              -                -           14,000
 - August, 2004 at $0.01               1,100,000         1,100         9,900              -                -           11,000
Donated management services and                -             -             -                               -            7,000
  rent                                                                                7,000
Net loss for the period                        -             -             -              -          (26,651)         (26,651)
-------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2004            7,500,000         7,500        22,500          7,000          (26,651)          10,349
  (audited)
Donated management services and
  rent                                         -             -             -          3,000                -            3,000
Net loss for the period                        -             -             -              -          (11,191)         (11,191)
-------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2004             7,500,000   $     7,500   $    22,500    $    10,000   $      (37,842)    $      2,158
  (unaudited)
===============================================================================================================================

 The accompanying notes are an integral part of these financial statements

Boss Minerals, Inc.
(An Exploration Stage Company)
Notes To The Financial Statements
(Expressed in U.S. Dollars)


1.   Nature and Continuance of Operations

     The Company was incorporated in the State of Nevada on February 17, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral claims located in the Province of British Columbia, Canada and has not yet determined whether this claims contains reserves that are economically recoverable. The recoverability of amounts from the claims will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying claims, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the claims agreement and to complete the development of the claims and upon future profitable production or proceeds for the sale thereof.

     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $37,842 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

     The Company filed an SB-2 Registration Statement to register 2,500,000 shares of common stock for resale by existing shareholders of the Company with the United States Securities and Exchange Commission. The Company will not receive any proceeds from the resale of shares of common stock by the selling stockholders.


2.   Summary of Significant Accounting Policies

a)   Basis of Presentation

         The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in U.S. Dollars. The Company's fiscal year-end is September 30.

b)   Use of Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)   Cash and Cash Equivalents

         The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)   Mineral claims Costs

         The Company has been in the exploration stage since its formation on February 17, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral claims acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral claims can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such claims, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

Boss Minerals, Inc.
(An Exploration Stage Company)
Notes To The Financial Statements
(Expressed in U.S. Dollars)

2.   Summary of Significant Accounting Policies (continued)

e)   Financial Instruments

         The carrying value of cash, accounts payable, accrued liabilities and due to related parties approximates their fair value because of the short-term maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

f)   Concentration of Credit Risk

         Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with a high quality credit institution.

g)   Foreign Currency Translation

         The Company's functional and reporting currency is the United States dollar. Occasional transitions may occur in Canadian dollars and management has adopted SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

h)   Income Taxes

         Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

i)   Stock-based Compensation

         In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS No. 148"), an amendment of Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information. The disclosure provisions of SFAS No. 148 were effective for the Company for the period ended September 30, 2004.

Boss Minerals, Inc.
(An Exploration Stage Company)
Notes To The Financial Statements
(Expressed in U.S. Dollars)

2.   Summary of Significant Accounting Policies (continued)

     i)  Stock-based Compensation (continued)

         The Company has elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB No. 25") and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. In addition, in accordance with SFAS No. 123 the Company applies the fair value method using the Black-Scholes option-pricing model in accounting for options granted to consultants. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. To December 31, 2004 the Company has not granted any stock options.

         The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

         The Company has also adopted the provisions of the Financial Accounting Standards Board Interpretation No.44, Accounting for Certain Transactions Involving Stock Compensation - An Interpretation of APB Opinion No. 25 ("FIN 44"), which provides guidance as to certain applications of APB 25. FIN 44 is generally effective July 1, 2000 with the exception of certain events occurring after December 15, 1998.

j)   Environmental Costs

         Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

k)   Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Boss Minerals, Inc.
(An Exploration Stage Company)
Notes To The Financial Statements
(Expressed in U.S. Dollars)

2.   Summary of Significant Accounting Policies (continued)

l)   Basic and Diluted Net Income (Loss) Per Share

         The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

m)   Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (Revised 2004) ("SFAS No. 123R"), "Share-Based Payment." SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS No. 123R represents the culmination of a two-year effort to respond to requests from investors and many others that the FASB improve the accounting for share-based payment arrangements with employees. The scope of SFAS No.123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in APB Opinion No. 25, as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Although those disclosures helped to mitigate the problems associated with accounting under APB Opinion No. 25, many investors and other users of financial statements believed that the failure to include employee compensation costs in the income statement impaired the transparency, comparability, and credibility of financial statements. Public entities that file as small business issuers will be required to apply Statement 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material impact on the Company's results of operations or financial position.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 is the result of a broader effort by the FASB to improve financial reporting by eliminating differences between GAAP in the United States and GAAP developed by the International Accounting Standards Board
         (IASB). As part of this effort, the FASB and the IASB identified opportunities to improve financial reporting by eliminating certain narrow differences between their existing accounting standards. SFAS No. 153 amends APB Opinion No. 29, "Accounting for Nonmonetary Transactions", that was issued in 1973. The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have "commercial substance." Previously, APB Opinion No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No.153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The effect of adoption of this standard is not expected to have a material impact on the Company's results of operations and financial position.

Boss Minerals, Inc.
(An Exploration Stage Company)
Notes To The Financial Statements
(Expressed in U.S. Dollars)

2.   Summary of Significant Accounting Policies (continued)

     m)  Recent Accounting Pronouncements (continued)

         FASB has also issued SFAS No. 151 and 152 but they will not have any relationship to the operations of the Company, therefore a description and its impact on the Company's operations for each, have not been disclosed.

n)   Interim Financial Statements

         The interim unaudited financial statements for the three months ended December 31, 2004 have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

o)   Reclassifications

         Certain   reclassifications  have  been  made  to  the  prior  period's financial statements to conform to the current period's presentation.


3.   Mineral Properties

     Pursuant to a Mineral claims Option Agreement dated July 31, 2004, the Company was granted an option to acquire a 100% undivided right, title and interest in twenty mineral claim units, known as the Mosquito King claims, located in the Kamloops Mining Division of British Columbia, Canada. To complete the option the Company must make cash payments of $33,000 as follows:

        - $3,000 by August 25, 2004 (paid);
        - an additional  $5,000 by August 15, 2005; and
        - an additional $25,000 by August 15, 2006.

     The claims will be subject to a 2% net smelter returns royalty.


4.       Related Party Balances/Transactions

a) The balance of $3,000 (September 30, 2004 - $3,100) due to the President of the Company is non-interest bearing, unsecured and due on demand. The President of the Company charged $3,000 for the preparation of the Company's SB-2 Registration Statement which was included in professional fees for the period ended September 30, 2004.

b) The Company was charged $300 (period ended September 30, 2004 - $300) by a company controlled by the President of the Company for accounting services. The balance due of $600 (September 30, 2004 - $300) to this company is non-interest bearing unsecured and due on demand.

c) The President of the Company provides management services and office premises to the Company. The services are valued at $750 per month and the office premises are valued at $250 per month. During the period ended December 31, 2004 donated services of $2,250 and donated rent expense of $750 were charged to operations.

Boss Minerals, Inc.
(An Exploration Stage Company)
Notes To The Financial Statements
(Expressed in U.S. Dollars)


5.   Income Taxes

     Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred a net operating loss of $19,436, which expires in 2019. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

     The components of the net deferred tax asset at September 30, 2004, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                             September 30, 2004
                                                                      $
                                                                  (audited)

                 Net Operating Loss                               19,436

                 Statutory Tax Rate                                 34%

                 Effective Tax Rate                                  -

                 Deferred Tax Asset                                6,608

                 Valuation Allowance                              (6,608)
                 ---------------------------------------------------------------

                 Net Deferred Tax Asset                              -
                 ===============================================================

                Changes In And Disagreements With Accountants on
                       Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)     the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $      3.17
Transfer Agent fees                                         $  1,200.00
Accounting and auditing fees and expenses                   $  4,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  1,700.00
                                                            -----------
Total                                                       $ 11,903.17
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales Of Unregistered Securities

We completed an offering of 5,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on March 19, 2004. The total amount received from this offering was $5,000. Of these shares, 2,500,000 were sold to Mr. Andrei Krioukov and 2,500,000 were sold to Mr. Alexei Jirniaguine.
Mr. Krioukov is our president, chief executive officer and a director. Mr. Jirniaguine is our secretary, treasurer and a director. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.01 per share to a total of 25 purchasers on August 16, 2004. The total amount received from this offering was $25,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                Number of Shares
      ------------------                ----------------

      Kevin Booth                           100,000
      Shvonne Deptuck                       100,000
      Nick Twamley                          100,000
      Alvin Krishanna                       100,000
      Calvin Ng                             100,000
      Mirela Sivic                          100,000
      Fahimeh Shakeryroushan                100,000
      Marcy Deptuck                         100,000
      Rika Collins                          100,000
      Jeremy Johnson                        100,000
      Nilgoun Shamsian                      100,000
      David Burns                           100,000
      Sonya Mandic                          100,000
      Arezon Setoudegan                     100,000
      Tatjana Mandic                        100,000
      Jelena Tintor                         100,000
      P.M.McElheron                         100,000
      Goran Tintor                          100,000
      Audrey McElheron                      100,000
      Doug Raphael                          100,000
      Monette McElheron                     100,000
      Kseniya Stepanova                     100,000
      Melanie Kumar                         100,000
      Heather Macpherson                    100,000
      Elizabeth-Anne Rogers                 100,000


Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             Exhibits
Exhibit
Number             Description


  3.1             Articles of Incorporation*
  3.2             Bylaws*
  5.1             Legal opinion of Batcher & Zarcone, LLP, with consent to use**
 10.1             Mineral claims Option Agreement dated
                  July 31, 2004**
 10.2             Stock Subscription Agreements***
 23.1             Consent of Manning Elliott, CA's
 23.2             Consent of Batcher & Zarcone, LLP**
 23.3             Consent of Mr.Molak, PhD,.P.Geo.**
 99.1             Location map*

*  filed as an exhibit to our registration statement on Form SB-2 dated May 4, 2005

**  filed as an exhibit to our registration statement on Form SB-2 dated December 23, 2004

*** filed as an exhibit to our registration statement on Form SB-2 Dated
    February 2, 2005


The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 4, 2005.


                                            Boss Minerals, Inc.

                                            By:/s/ Andrei Krioukov
                                            ------------------------------
                                            Andrei Krioukov
                                            President, Chief Executive Officer,
                                            and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE


/s/ Andrei Krioukov      President, Chief Executive   May 4, 2005.
-----------------------  Officer, and Director
Andrei Krioukov

/s/ Alexei Jirniaguine   Secretary, Treasurer
-----------------------  principal accounting         May 4, 2005.
Alexei Jirniaguine       officer, principal financial
                         officer and director